EXHIBIT NO:  10.2

Amended First Northern Community Bancorp Employee Stock Purchase Plan (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement on Schedule 14A for its 2006 Annual Meeting of Shareholders)